As filed with the U.S. Securities and Exchange Commission on February 9, 2025.

Registration No. 333-293097

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ascent Solar Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3674	20-3672603
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12300 Grant Street

Thornton, Colorado 80241

(720) 872-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jin Jo

Chief Financial Officer

Ascent Solar Technologies, Inc.

12300 Grant Street

Thornton, Colorado 80241

(720) 872-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send a copy of all communications to:

James H. Carroll, Esq.

Carroll Legal LLC

1449 Wynkoop Street, Suite 507

Denver, CO 80202

(303) 888-4859

Approximate date of commencement proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company filer ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Ascent Solar Technologies, Inc.. (the “Company”) is filing this Pre-Effective Amendment No. 1 (the “Amendment”) to its Registration Statement on Form S-3 (Registration No. 333-293097) (the “Registration Statement”) as an exhibits-only filing to file an updated auditor consent in Exhibit 23.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, including the signature page and the exhibit index, and the filed exhibits. The prospectus is unchanged and has been omitted.

Item 16. Exhibits.

The following exhibits are filed with this Registration Statement.

The agreements included or incorporated by reference as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The undersigned registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form SB-2 filed on January 23, 2006 (Reg. No. 333-131216))

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011)

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed February 11, 2014)

3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated August 26, 2014. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed September 2, 2014)

3.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated October 27, 2014 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated October 28, 2014)

3.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated December 22, 2014. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated December 23, 2014)

3.7	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated May 26, 2016 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed June 2, 2016)

3.8	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated September 15, 2016 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed September 16, 2016)

3.9	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated March 16, 2017 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed March 17, 2017)

3.10	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated July 19, 2018 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed July 23, 2018)

3.11	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated September 23, 2021 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed September 24, 2021)

3.12	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated January 27, 2022 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed February 2, 2022)

3.13	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated September 8, 2023 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on September 15, 2023)

3.14	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company dated August 13, 2024 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on August 19, 2024)

3.15	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated June 4, 2025. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed June 9, 2025)

3.16	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed on February 17, 2009)

3.17	First Amendment to Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009)

3.18	Second Amendment to Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed January 25, 2013)

3.19	Third Amendment to Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed December 18, 2015)

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3.20	Fourth Amendment to Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed March 13, 2025)

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form SB-2/A filed on June 6, 2006 (Reg. No. 333-131216))

4.2	Certificate of Designations of Series A Preferred Stock (filed as Exhibit 4.2 to our Registration Statement on Form S-3 filed July 1, 2013 (Reg. No. 333-189739))

4.3	Certificate of Designation of Series Z Preferred Stock dated June 20, 2024 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on June 21, 2024)

4.4	Certificate of Designations of Rights and Preferences of Series 1C Convertible Preferred Stock dated October 17, 2024 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on October 23, 2024)

4.5	Description of Securities (incorporated by reference to Exhibit 4.4 to our Annual Report on Form 10-K filed March 31, 2025)

4.6	Form of Series A Warrants (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated January 26, 2026)

4.7	Form of Series B Warrants (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K dated January 26, 2026)

4.8	Form of Pre-Funded Warrants (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K dated January 26, 2026)

4.9	Form of Placement Agent Warrants (incorporated by reference to Exhibit 4.4 to our Current Report on Form 8-K dated January 26, 2026)

5.1	Opinion of Carroll Legal LLC***

10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated January 26, 2026)

10.2	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K dated January 26, 2026)

10.3	Form of Amendment No. 1 to Securities Purchase Agreement dated December 5, 2025 (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K dated January 26, 2026)

23.1	Consent of Haynie & Company*

23.2	Consent of Carroll Legal LLC (included in Exhibit 5.1)***

24.1	Power of Attorney***

107	Filing Fees***

*	Filed herewith.
**	If applicable, to be filed by an amendment or as an exhibit to a report pursuant to section 13(a) or section 15(d) of the Exchange Act and incorporated by reference.
***	Previously filed.

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 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Thornton, State of Colorado, on this 9th day of February, 2026.

ASCENT SOLAR TECHNOLOGIES, INC.

By:	/s/ Jin Jo
Jin Jo
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer	February 9, 2026
Paul Warley	(Principal Executive Officer)

/s/ Jin Jo	Chief Financial Officer	February 9, 2026
Jin Jo	(Principal Financial Officer and Principal Accounting Officer)

*	Director	February 9, 2026
David Peterson

*	Director	February 9, 2026
Louis Berzovsky

*	Director	February 9, 2026
Forrest Reynolds

*	Director	February 9 , 2026
Gregory Thompson

* Jin Jo, by signing her name hereto, does hereby sign this document on behalf of each of the persons named above pursuant to the powers of attorney filed with the Securities and Exchange Commission.

By:	/s/ Jin Jo
Jin Jo
Chief Financial Officer

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